                                                                    EXHIBIT 15.1

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Aetna Life and Casualty Company
Hartford, Connecticut

Gentlemen:


     With respect to Pre-effective Amendment No. 1 to the Registration Statement on Form S-3 of Aetna Life and Casualty Company and Aetna Inc. for the registration of up to $2,000,000,000 of debt securities of Aetna Life and Casualty Company and guarantees thereof of Aetna Inc., we acknowledge our awareness of the incorporation by reference of our report dated April 25, 1996 related to our review of interim financial information of Aetna Life and Casualty Company and Subsidiaries.


     Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                          /s/  KPMG Peat Marwick LLP

Hartford, Connecticut

July 16, 1996